                                                                    EXHIBIT 23.4



                        Consent of Independent Auditors
                        -------------------------------


The Partners
American Cable TV Investors 5, Ltd.:

We consent to the incorporation by reference in the Registration Statement (No. 333-57285), as amended, being filed by Mediacom LLC and Mediacom Capital Corporation, of our report, dated April 30, 1998, relating to the combined statements of operations and partnership's investment and cash flows of the Lower Delaware System (as defined in Note 1 to the combined statements of operations and partnership's investment and cash flows) for the period from January 1, 1997 to June 23, 1997 and for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.



                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


Denver, Colorado
August 7, 1998